FOR IMMEDIATE RELEASE	January 29, 2013

Pacific Financial Corporation to Acquire 3 Coastal Branches from Sterling Savings Bank

Aberdeen, Washington - Pacific Financial Corporation (OTCBB: PFLC) (the “Company”) today announced that its wholly-owned subsidiary, Bank of the Pacific, has entered into a definitive agreement to acquire the Aberdeen, Washington; Astoria, Oregon; and Seaside, Oregon branches of Sterling Savings Bank, a wholly-owned subsidiary of Sterling Financial Corporation. The transaction will expand Bank of the Pacific’s operations to 17 branches in Washington and 3 branches in Oregon.

Under the terms of the agreement, Bank of the Pacific will acquire approximately $50 million of deposits, paying a deposit premium of 2.77% on core in-market deposits assumed. Additionally, approximately $6 million of performing loans will be acquired.

“We are very excited about expanding our footprint with these branch locations, particularly in Oregon. This compliments nicely our current branch construction in Warrenton, Oregon and will provide our new and existing customers with added convenience and service in Clatsop County, as well as boosting our presence in Aberdeen, Washington.” said Dennis Long, President and CEO.

The transaction, which is subject to regulatory approval and other customary conditions of closing, is expected to be completed during the second quarter of 2013. Upon completion of the acquisition, the three Sterling Bank branches will operate under the Bank of the Pacific name, and will become part of the Bank of the Pacific’s branch network of locations in the Washington and Oregon coastal regions.

Graham & Dunn, PC served as the legal advisor to Bank of the Pacific.

About Pacific Financial Corporation

Pacific Financial Corporation of Aberdeen, Washington, is the bank holding company for Bank of the Pacific, a state chartered and federally insured commercial bank. Bank of the Pacific offers banking products and services to small-to-medium sized businesses and professionals in Washington and Oregon. As of December 31, 2012, the Company had assets of $644 million and operated 16 branches in the communities of Grays Harbor, Pacific, Whatcom, Skagit and Wahkiakum counties in the State of Washington, and one branch in Clatsop County, Oregon. Visit the Company’s website at www.bankofthepacific.com.

Pacific Financial Corporation	Pacific Financial Corporation
Media contact	Investor contact
Dennis Long	Sandra Clark
360-537-4053	360-537-4061
dlong@bankofthepacific.com	sclark@bankofthepacific.com

Forward-Looking Statements

Certain statements in this press release, including, without limitation, statements as to the impact of the purchase and assumption transaction, statements as to the Company’s or Bank’s management beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are “forward-looking statements” and are intended to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These risks and uncertainties include, but are not limited to, the ability of the Bank and Sterling to complete the proposed acquisition transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the receipt of required regulatory approvals or the satisfaction of other customary closing conditions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as updated periodically in the Company's periodic filings with the Securities and Exchange Commission, which are available online at www.sec.gov. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.